UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2014

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On May 22, 2014, in accordance with the Bylaws of InsPro Technologies Corporation (the “Company”), the board of directors of the Company (the “Board”) voted to increase the size of the Board from ten to eleven members and elected Kenneth Harvey to serve as a director to fill the vacancy created by such increase, effective as of May 22, 2014.

Mr. Harvey sits on the boards of several private companies and has significant executive and business development experience.

On May 22, 2014, the Board granted warrants to purchase shares of Series B Convertible Preferred Stock with a par value of $0.001 per share (“Series B Preferred Stock”) at an exercise price equal to $3.00 per share to certain of its officers, directors and shareholders (each a “Warrant” and together the “Warrants”). The Warrants are immediately exercisable, non transferrable and will expire on May 22, 2019 or earlier if the recipient ceases to be employed by, or provide services to, the Company as a director, member of an advisory board or officer of the Company.

The Board granted Warrants to purchase 300,000 shares of Series B Preferred Stock to each of Mr. Harvey, Anthony R. Verdi, the Company’s CEO, COO, CFO and who serves as a Company director, and Robert J. Oakes, who serves as a Company director and is CEO and President of InsPro Technologies, LLC, a subsidiary of the Company.

The Board granted two individual Warrants, each to purchase 30,000 shares of Series B Preferred Stock, to the Co-Investment Fund II, L. P. These Warrants do not expire prior to May 22, 2019. These Warrants were granted in recognition of Donald R. Caldwell and Brian Adamsky each being members of the Board. Messrs. Adamsky, and Caldwell have assigned all of their board compensation to The Co-Investment Fund II, L.P, which is a significant shareholder of the Company. Messrs. Adamsky and Caldwell are stockholders, directors and officers of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of The Co-Investment Fund II, L.P.

The Board granted Warrants to purchase 30,000 shares of Series B Preferred Stock each to Michael Azeez, John Harrison, Sanford Rich, L. J. Rowell, Paul Soltoff and Edmond Walters, who are all members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	May 29, 2014	By:	/s/ Anthony R. Verdi
Name: Anthony R. Verdi Title: Principal Executive Officer, Chief Financial Officer and Chief Operating Officer